AMENDED AND RESTATED SHARE PURCHASE AGREEMENT


     This Share Purchase Agreement entered into on the 7th day of September,
1999

BETWEEN:

         LEDCOR INDUSTRIES LIMITED, a corporation continued under the laws of the Province of Alberta, having an office at 1000 - 1066 West Hastings Street, Vancouver, British Columbia, and LEDCOR INDUSTRIES INC., a company incorporated pursuant to the laws of the State of Washington, United States of America, having an office at 215 Marine Drive, Blaine Washington, U.S.A. 98231

         (hereinafter collectively referred to as the "Sellers")

                                                               OF THE FIRST PART

AND:

         WORLDWIDE FIBER INC., a corporation continued under the laws of Canada, having an office at 1520 - 1066 West Hastings Street, Vancouver, British Columbia

         (the "Purchaser")

                                                              OF THE SECOND PART

WHEREAS:

A. The Sellers own fiber optic strands, conduits and related rights and obligations attaching thereto and the Purchaser wishes to acquire such assets;

B. The parties entered into an agreement effective the 28th day of May, 1999 whereby the Sellers agreed to transfer the fiber assets and related rights and obligations to a wholly-owned subsidiary of the Sellers and the Purchaser agreed to acquire from the Sellers all of the shares of such subsidiary (the "Original Share Purchase Agreement");

C. The parties entered into an Amended and Restated Share Purchase Agreement on June 28, 1999, to amend certain provisions of the Original Share Purchase Agree-ment and to restate the provisions thereof (the "First Amended and Restated Share Purchase Agreement"); and

D. The parties wish to amend certain provisions of the Amended and Restated Share Purchase Agreement and have agreed to restate the provisions thereof as provided herein;

     IN CONSIDERATION of the sum of $10.00 (U.S.) and other good and valuable consideration passing between the parties hereto, the receipt and adequacy of which is acknowledged by both parties, the parties covenant and agree as follows:

     1. Recitals and Definition.

     1.1 Effect of Recitals. The parties hereto represent and warrant that the above recitals are true and agree that the terms of this Amended and Restated Share Purchase Agreement shall supersede and replace the terms of the Original Share Purchase Agreement and the first Amended and Restated Share Purchase Agreement and shall have effect as of and from the Effective Date (as defined herein);

     1.2 Definitions. Schedules A and B and the Exhibits attached to such schedules are incorporated in this Share Purchase Agreement by this reference. Any capitalized term used in this Share Purchase Agreement shall have the meaning ascribed to such term in the Terms of Purchase attached as Schedule A. In addition, the following capitalized terms shall have the meaning set out below:

     (a) "Closing Date" means the date on which the Roll-In Transaction is completed pursuant to the provisions of the Terms of Purchase;

     (b)  "Effective Date" means the 28th day of May, 1999;

     (c) "Encumbrances" means any and all mortgages, liens, charges, security interests, encumbrances or other claims;

     (d) "Newco Shares" means all of the issued and outstanding shares of Newco;

     (e) "Roll-In Transaction" means the transaction of purchase and sale between the Sellers as vendor, and Newco as purchaser, whereby the Fiber Assets (as defined in Schedule A) are transferred to Newco in accordance with the terms and provisions of Schedule A attached;

     (f) "Share Closing" means completion of the share purchase transaction contemplated herein which shall occur immediately following completion of the Roll-In Transaction on the Closing Date; and

     (g) "Terms of Purchase" means the terms and conditions of Schedule A attached;

     (h) "WFI Shares" means the Class C Multiple Voting Shares in the capital of the Purchaser, having the rights and restrictions attaching thereto as set out in Schedule B attached and any amendment to such rights or restrictions which are consented to by both parties on or prior to the Share Closing.

     2. Roll-In Structure.

     2.1 Sellers' Obligations. The Sellers shall complete the Roll-In Transaction in accordance with the Terms of Purchase on the Closing Date specified therein.

     3. Purchase and Sale of Shares.

     3.1 Sale and Purchase Price. The Purchaser on the Share Closing shall acquire from the Sellers and the Sellers shall sell to the Purchaser, all of the Newco Shares for a purchase price of $45,000,000 (U.S.). Such Purchase Price shall be satisfied by the Purchaser issuing to the Sellers 4,500,000 WFI Shares, free and clear of all Encumbrances.

     4. Representations and Warranties.

     4.1 Representations and Warranties of the Sellers. The Sellers represent and warrant to the Purchaser and acknowledge and confirm that the Purchaser is relying on such representations and warranties in connection with the purchase by the Purchaser of the Newco Shares:

     (a)  Organization and Qualification. On the Share Closing, Newco will:

          (i) be a company duly incorporated and organized and validly subsisting in good standing under the laws of Alberta;

          (ii) have the corporate power to own its assets and carry on the business of owning fiber optic communication cables and related facilities;

          (iii) be duly qualified as a company to do business; and

          (iv) be extra-provincially registered in the Province of British Columbia to carry on business and no impediment shall exist for Newco to carry on business in those jurisdictions in which it carries on business or in which the location of its assets makes such qualification necessary.

     (b) Due Authorization Etc. The Roll-In Transaction contemplated hereunder will on the Share Closing be duly authorized by all necessary corporate action on the part of Newco.

     (c) No Conflicts or Violations. The entering into of the Purchase Agreement by Newco, as the case may be, will not result in violation of any of the terms and provisions of the articles or by-laws of Newco or of any indenture or other agreement, written or oral, to which any of Newco or the Sellers may be a party or by which they are bound or will be bound on the Share Closing.

     (d) Authorized Capital. The authorized capital of Newco consists of an unlimited number of common voting shares of which (i) immediately prior to the Roll-In Transaction only one common share shall have been duly issued to the Sellers jointly as fully paid and non-assessable; and (ii) immediately prior to the Share Closing only 1,000 common shares shall have been issued and those will have been issued in favour of the Sellers and will be outstanding as fully paid and non-assessable;

     (e) Options Etc. No person has any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement:

          (i) for the purchase from either of the Sellers of any of the issued and outstanding shares of Newco; or

          (ii) for the purchase, subscription, allotment or issuance of any of the unissued shares of the capital of Newco or of any securities of Newco.

     (f) Status of Newco Shares. Subsequent to the Roll-In Transaction and immediately prior to the Share Closing the Newco Shares shall be issued in the name of the Sellers, jointly, as the registered and beneficial owners thereof with good and marketable title thereto, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, other than rights in favour of the Purchaser pursuant to this Share Purchase Agreement; each of the Sellers has the right, power and authority to enter into this Agreement and to sell all the Newco Shares on the Share Closing as contemplated herein, and the delivery of such Newco Shares to the Purchaser pursuant to the provisions hereof will transfer to the Purchaser valid title thereto, free and clear of all Encumbrances.

     (g) Title to Assets. Newco, on the Share Closing, shall beneficially own, possess and have good and marketable title to the Fiber Assets, free and clear of any Encumbrances save for the Permitted Encumbrances.

     (h) Outstanding Debt or Guarantees. Newco, on the Share Closing, shall have no outstanding liability for borrowed money or other indebtedness and Newco shall not be a guarantor or otherwise contingently liable for the obligations of any other person including for the Sellers or either of them, except for the obligations to be assumed by Newco pursuant to the Terms of Purchase.

     (i)  Employees. On the Share Closing, Newco shall have no employees.

     4.2 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Sellers and acknowledges and confirms that the Sellers are relying on such representations and warranties in connection with the issue by the Purchaser of the WFI Shares to the Sellers:

     (a) Organization and Qualification. The Purchaser is a corporation duly continued, validly subsisting and in good standing under the laws of Canada and is extra-provincially registered to carry on business in the Province of British Columbia.

     (b) Due Authorization Etc. The Purchaser has the exclusive right and has all necessary corporate power and authority to enter into this Share Purchase Agreement and to carry out its obligations hereunder, and the execution and delivery of this Share Purchase Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of the Purchaser.

     (c) No Conflicts or Violations. The entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of the constating documents or bylaws of the Purchaser or of any indenture or other agreement, written or oral, to which the Purchaser is a party or by which it is bound.

     (d) Authorized Capital. Immediately prior to the Share Closing the authorized capital of the Purchaser shall consist of:

          (i)  an unlimited number of Class A Non-Voting Shares;

          (ii) an unlimited number of Class B Subordinate Voting Shares;

          (iii) an unlimited number of Class C Multiple Voting Shares;

          (iv) an unlimited number of Preferred Shares, of which the first series shall consist of 100,000,000,000 Series A Non-Voting Shares, the second series shall consist of 100,000,000,000 Series B Subordinate Voting Preferred Shares and the third series shall consist of 45,000,000 Series C Preferred Shares, of which no more than 24,000,000 Class B Subordinate Voting Shares shall be issued and outstanding, which amount may be increased by any additional shares issued pursuant to the options and agreements described in Section 4.2(f) below.

     (e) No Liens, Etc. On the Share Closing there shall be no Encumbrances affecting any of the WFI Shares to be issued to the Sellers on Closing.

     (f) Options, Etc. On the Share Closing, except for options granted pursuant to the Purchaser's director and employee stock option plan, certain options issued to an employment agency or consultant engaged by the Purchaser and agreements to issue certain shares to certain investors and to certain minority shareholders of subsidiaries (all of which have been accurately and fully disclosed by the Purchaser to the Sellers), no person has any option, warrant, right, call commitment, conversion right or other agreement capable of becoming an option, warrant, right, call, commitment or conversion right for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Purchaser.

     4.3 Survival of Representations and Warranties. The representations and warranties of each of the Sellers and of the Purchaser contained in this Agreement and contained in certificates or documents submitted pursuant to or in connection with the transactions herein provided for shall survive the Share Closing and, notwithstanding such closing, shall continue in full force and effect for the benefit of the Sellers or the Purchasers, as the case may be, for a period of three years from the Share Closing.

     5. Purchaser's Rights of Assignment.

     5.1 Reasonable Requests. The Sellers agree to accommodate all reasonable requests of the Purchaser to transfer the Fiber Assets, as the case may be, to Newco and/or additional wholly-owned subsidiaries of the Sellers as may be expedient from the Purchaser's perspective for accounting or taxation purposes and the parties agree to execute such amending agreements and additional documents as may be reasonably required to reflect that "Newco" may be one or more corporate entities, each owning a portion of the Fiber Assets subject to the Roll-In Transaction.

     6. Joint and Several Obligations.

     6.1 The obligations of the Sellers herein shall be joint and several obligations of Ledcor Industries Limited and Ledcor Industries Inc.

     7. Covenants.

     7.1 Covenants of the Sellers.

     (a) Deliveries. On the Share Closing, the Sellers shall deliver or cause to be delivered to the Purchaser the following in form and substance satisfactory to the Purchaser:

          (i) Share certificates representing the Newco Shares, duly endorsed for transfer, or accompanied by duly executed irrevocable security powers of attorney, together with evidence satisfactory to the Purchaser that the Purchaser or its nominees have been duly entered upon the books of Newco as the holder of the Newco Shares;

          (ii) A certificate of senior officers of both Sellers certifying the names and signatures of its officers and directors authorized to sign the documents to be delivered by the Sellers under this Agreement;

          (iii) Certificates duly executed by each of the Sellers to the effect that each of the representations and warranties of such Sellers set forth in section 4.1 of this Agreement are true and correct as at the Share Closing with the same force and effect as if it were made at and as of such time;

          (iv) Certificates duly executed by an officer of Newco to the effect that each of the representations and warranties applicable to Newco set forth in section 4.1 are true and correct at the Share Closing with the same force and effect as if it were made at and as of such time;

          (v) Duly executed resignations of all persons who are directors or officers of Newco immediately prior to the Share Closing;

          (vi) All necessary deeds, conveyances, bills of sale, assurances, transfers, assignments and consents, and any other documents necessary or reasonably required effectively to transfer the Newco Shares to the Purchaser with a good and marketable title thereto, free and clear of all Encumbrances; and

          (vii) Such other documents including opinions of legal counsel for Newco as may be required by the Purchaser, acting reasonably.

     (b) Restrictions against dealing with Fiber Assets. From and after the Effective Date, the Sellers shall not transfer, encumber, lease, exchange or otherwise deal with or alienate the Fiber Assets without the prior written consent of the Purchaser. In addition, the Sellers shall not amend or otherwise alter any obligations to be assumed by Newco pursuant to the terms of the Terms of Purchase without the prior written consent of the Purchaser being obtained. The Purchaser may enter into agreements respecting the Fiber Assets conditional upon the Purchaser acquiring control of the Fiber Assets as contemplated in this Agreement and the Terms of Purchase.

     (c) Rights of Purchaser. The Sellers acknowledge and agree that Newco or the Purchaser may install on the Purchased Strands DWDM optical equipment and ancillary support equipment required to utilize the Purchased Strands for the transmission of telecommunication services (such equipment being referred to herein as the "Equipment"). The Sellers shall allow the Purchasers reasonable access to their shelters and to the Purchased Strands to allow installation of the Equipment. In the event that completion of the share purchase transaction contemplated herein fails to complete on or prior to the Share Closing Date, the Purchaser shall, at its option, exercisable by written notice (the "Equipment Notice") delivered by the Purchaser to the Sellers, either:

          (i) remove the Equipment and restore the Purchased Strands to the condition existing immediately prior to installation of the Equipment; or

          (ii) require the Sellers to acquire the Equipment at a price equal to the lesser of (A) fair market value of the Equipment at the time of transfer and (B) the Purchaser's book value of the Equipment determined in accordance with generally accepted accounting principles at the time of transfer.

          The Equipment Notice shall specify whether the Purchasers are exercising option (i) or (ii) above and the date upon which either the removal or transfer, as the case may be, will take place, which date shall not be more than 180 days following delivery of the Equipment Notice.

     7.2 Covenants of the Purchaser.

     (a) Deliveries. On or before the Share Closing, the Purchaser shall deliver or cause to be delivered to the Sellers the following in form and substance satisfactory to the Sellers.

          (i) Share certificates representing the WFI Shares to be delivered to the Sellers in satisfaction of the purchase price;

          (ii) An opinion of counsel to WFI opining as to the due incorporation of WFI that all necessary corporate action has been taken by WFI with respect to issuance of the WFI Shares; any restrictions on transfer effecting the WFI Shares; the issued and outstanding shares of WFI at the time of issuance and any other matters reasonably requested by the solicitors for the Sellers;

          (iii) A certificate of a senior officer of the Purchaser certifying the names and signatures of its officers and directors authorized to sign the documents to be delivered by the Purchaser under this Agreement;

          (iv) A certificate duly executed by the Purchaser to the effect that each of the representations and warranties of the Purchaser set forth in section 4.2 are true and correct at the time of the Share Closing with the same force and effect as if it were made at and as of such time;

          (v) All necessary deeds, conveyances, bills of sale, assurances, transfers, assignments and consents, and any other documents necessary or reasonably required to effectively issue, as fully paid and nonassessable, the WFI Shares to the Sellers with a good and marketable title thereto, free and clear of all Encumbrances; and

          (vi) Such other documents as may be required by the Sellers, acting reasonably.

     7.3 Tax Election. The parties agree that Newco and the Purchaser will jointly elect pursuant to Subsection 85(1) of the Income Tax Act (Canada) (the "Act") that the proceeds of disposition for the Newco Shares shall be equal to the Sellers' tax cost of such shares. The parties agree that such joint elections shall be filed within the prescribed time and in the prescribed form set forth in the Act.

     8. General.

     8.1 Notices. Any notice or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be hand delivered (including delivery by courier service), or sent by certified mail return receipt requested, postage prepaid or by facsimile transmission, as follows:

                  If to the Sellers:

                  c/o Ledcor Industries Limited
                  #1000 - 1066 West Hastings Street
                  Vancouver, B.C., Canada  V6E 3X1
                  Facsimile:  (604) 681-1606
                  Attention:  Chief Financial Officer

                  If to the Purchaser:

                  Worldwide Fiber Inc.
                  1520 - 1066 West Hastings Street
                  Vancouver, B.C., Canada  V6E 3X1
                  Facsimile:  (604) 681-6822
                  Attention:  Mr. Stephen Stow, Executive Vice President

Any notice or communication shall be deemed given or made (i) when delivered by hand (or courier service) (ii) when mailed three business days after being deposited in the mail postage prepaid sent by certified mail, return receipt requested and (iii) when sent by facsimile transmission, when confirmation of transmission is received.

     8.2 Entire Agreement. This Share Purchase Agreement, together with the Schedules attached hereto, including the Exhibits thereto, constitutes the entire agreement between the parties and there are no other verbal statements, representations, warranties, undertakings or agreements between the parties with respect to the subject matter hereof or the transaction of purchase and sale arising hereunder. This Share Purchase Agreement may not be amended or modified in any respect except by written instrument signed by both parties and any agreements contemplated hereunder are to be evidenced in writing.

     8.3 Time of the Essence. Time shall be of the essence in this Share Purchase Agreement.

     8.4 Severability and Waiver. If any provision of this Share Purchase Agreement is declared invalid or unenforceable by a court of competent jurisdiction this Share Purchase Agreement shall endure except for that part declared invalid or unenforceable by such order. A waiver of any breach or provision of this Share Purchase Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Share Purchase Agreement nor a waiver of a subsequent breach or default of any term, provision or condition set out herein.

     8.5 Governing Law. This Purchase Agreement has been made and shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

     8.6 Enurement. Save as specifically provided herein with respect to Newco designating affiliates who may acquire all or some of the Fiber Assets, neither party may assign their rights or obligations pursuant to this Share Purchase Agreement without the prior written consent of the other, not to be unreasonably withheld or delayed. This Share Purchase Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective administrators, successors and permitted assigns.

     8.7 Further Assurances. From time to time both prior to and subsequent to the Share Closing the parties shall execute and deliver such additional conveyances, transfers and other assurances as may be reasonably required to carry out the intent and effect of this Share Purchase Agreement and to complete the Roll-In Transaction.

     8.8 Schedules. The Schedules listed below and attached to this Agreement shall form part of this Share Purchase Agreement.

     Schedule A        Terms and Conditions of Roll-In Transaction
     Schedule B        Rights and Restrictions Attaching to WFI Shares

     IN WITNESS WHEREOF the parties have executed this Agreement to have effect as of and from the Effective Date.

WORLDWIDE FIBER INC.                    LEDCOR INDUSTRIES LIMITED

per:                                    per:

-------------------------------         -------------------------------
signature                               signature

-------------------------------         -------------------------------
Name and Office                         Name and Office


LEDCOR INDUSTRIES INC.

per:

-------------------------------
signature

-------------------------------
Name and Office

                                   SCHEDULE A
                       TO SHARE PURCHASE AGREEMENT BETWEEN
                LEDCOR INDUSTRIES INC., LEDCOR INDUSTRIES LIMITED
                            AND WORLDWIDE FIBER INC.

                             TERMS AND CONDITIONS OF
                               ROLL-IN TRANSACTION


     1. Definitions.

     (a) "Assignment and Assumption Agreement(s)" means an agreement or agreements between Ledcor as assignor and Newco as assignee:

          (i) wherein Ledcor assigns its rights pursuant to the Assumed Contracts to Newco as of and from the Closing Date;

          (ii) Newco agrees to perform all of the obligations of Ledcor pursuant to the Assumed Contracts as of and from the Closing Date; and

          (iii) Ledcor indemnifies and holds harmless Newco from any damage, loss, claim or costs suffered by Newco arising from breach or default by Ledcor attributable to the period prior to the Closing Date and Newco indemnifies and holds harmless Ledcor for any damage, loss, claim or costs suffered by Ledcor arising from breach or default by Newco attributable to the period on or following the Closing Date;

     (b) "Assumed Contracts" means those agreements currently binding Ledcor relating to the Fiber Assets which are specified in Exhibit 2 to this Schedule A together with the Build Agreements and any additional agreements entered into by Ledcor in the normal course of its telecommunications business prior to the Closing;

     (c) "Build Agreements" means the agreements described in Exhibit 3 attached hereto;

     (d) "Closing" means completion of the transactions contemplated hereby which shall take place at the offices of Ledcor in Vancouver at 10:00 a.m. Vancouver time on the Closing Date or such other time as agreed to by the parties;

     (e) "Closing Date" means September 30, 1999, unless otherwise extended or amended in accordance with paragraph 3 of this Schedule A;

     (f) "Dollars or $" means dollars in the currency of the United States of America;

     (g)  "Fiber Assets" means:

          (i) all rights of Ledcor pursuant to the Assumed Contracts, as assigned to Newco under the Assignment and Assumption Agreements;

          (ii) the segments of fiber optic strands identified in Exhibit 1 attached hereto, which strands, together with other strands, form part of a cable which has been encased in conduit and placed in ground or undersea or is otherwise located along the routes identified in Exhibit 1, but which strands have not yet been activated by electronics or optronics, together with certain in-ground conduit also specified in Exhibit 1 (collectively the "Purchased Strands");

          (iii) a nonexclusive right to use and enjoy, in common with all others having rights with respect to other strands forming part of the fiber optic cable containing portions of the Purchased Strands, each easement, license, right-of-way or similar right owned or acquired or hereafter acquired by Ledcor, on and subject to the terms and conditions set out in the agreements governing such rights and all ancillary agreements thereto, with respect to lands or buildings through which such fiber optic cable passes; and

          (iv) the rights of Ledcor relating to any Support Structures;

     (h) "Ledcor" means Ledcor Industries Inc. and Ledcor Industries Limited being the parties described as the Seller in the Purchase Agreement;

     (i) "Newco" means a company to be incorporated by Ledcor under the Alberta Business Corporations Act which shall have no assets or liabilities exceeding a value of $10 (U.S.) immediately preceding the Closing contemplated herein;

     (j) "Newco Common Shares" means common voting shares in the capital of Newco having the rights and restrictions described in Exhibit 4 attached hereto;

     (k) "Permitted Encumbrances" means those encumbrances, liens, agreements, mortgages, charges, security interests or similar claims set out in
          Exhibit 5 attached hereto;

     (l) "Purchase Agreement" means the agreement of purchase and sale containing the terms set out in this Schedule A between Ledcor as Seller and the Purchaser, to be executed and delivered on Closing;

     (m) "Share Purchase Agreement" means the Amended and Restated Purchase Agreement between Ledcor and Newco to have effect from the 28th day of May, 1999 and of which this Schedule A forms a part;

     (n) "Support Structures" means the infrastructure necessary to support the Purchased Strands, including, without limitation, communications shelters, cable sheathing and all associated conduit, troughing, pedestals and related equipment, but excluding electronics and optronics necessary to activate the Purchased Strands; and

     (o)  "Underlying Rights" has the meaning set forth in section 6(f) below.

     2. Purchase and Sale. On Closing Ledcor shall transfer to Newco the Fiber Assets free and clear of all liens, charges and encumbrances save for the Permitted Encumbrances and Newco shall purchase same for the purchase price of $45,000,000 (U.S.) (the "Purchase Price") in accordance with the terms and conditions set out in this Purchase Agreement.

     3. Closing Date. In the event that Worldwide Fiber Inc. has not, on or before September 30, 1999, completed an initial public offering of shares in its common stock on a recognized exchange, either party may, by written notice to the other - and with the consent of Worldwide Fiber Inc., extend the Closing Date to a date no later than March 31, 2000. Notwithstanding any extension or amendment of the Closing Date herein, Newco with the consent of Worldwide Fiber Inc. may, at any time prior to the Closing Date, on ten days prior written notice to Ledcor, accelerate the Closing Date to such date as may be set out in the notice. The parties acknowledge that the Closing Date has been set at September 27, 1999.

     4. Satisfaction of Purchase Price. Newco shall satisfy the Purchase Price by issuing to Ledcor 999 Newco Common Shares.

     5. Adjustments. Following Closing, the parties shall make adjustments between themselves as provided below:

     (a) Ledcor and Newco confirm and declare that the purchase price has been calculated based on (x) the price paid by MetroNet to Ledcor and fONOROLA for the transfer of certain fiber assets, and (y) deducting therefrom the anticipated cost of performing certain obligations to be assumed by Newco hereunder. It is the intention of Ledcor and Newco that the transfer of the Fiber Assets be effected on economic terms equivalent to the terms, responsibilities and arrangements between Ledcor, fONOROLA and MetroNet relating to the transfer by Ledcor and fONOROLA to MetroNet of such fiber assets.

     (b) Accordingly, following Closing the parties shall adjust between themselves, from time to time at and after the Closing, with respect to the following matters:

          (i) Ledcor and Newco shall each pay to the other such amounts as may be necessary, acting reasonably, to effect the intent described in subsection 5(a).

          (ii) Without limiting the generality of the foregoing, all costs, expenses and payments which relate to the cost of the builds including, without limitation, right-of-way and similar charges (for clarity, including without limitation those relating to WFI or any other purchaser of fiber assets and, in respect of all rights-of-way and similar charges, for the term expiring on March 1, 2018), construction costs, holdbacks, warranty claims and all costs of performing any assumed obligations where Newco has not received the associated revenue, shall be paid by Ledcor. For greater certainty, this obligation shall continue indefinitely, but Ledcor shall remain responsible for all right-of-way payments relating to or necessary for the sale of fiber stands to MetroNet or to Newco in respect of the initial term expiring March 1, 2018.

          (iii) Without limiting the generality of the foregoing, with respect to the obligation of fONOROLA to make ongoing right-of-way payments to CPR, and the obligation of Ledcor to reimburse fONOROLA for 50% of such payments, all such amounts shall be paid by Ledcor, and Ledcor shall be entitled to any surplus which may arise under (and Ledcor shall pay any deficiency in relation to) the amounts held in trust by Stikeman, Elliott to secure the obligation to CPR.

          (iv) Except as expressly provided above, the parties shall adjust any prepaid or accrued amounts owing pursuant to the Assumed Contracts, and all costs and revenue associated with the Assumed
               Contracts, with Ledcor to be responsible for all costs and expenses and to receive all benefits attributable to the period prior to the Closing Date and Newco to be responsible for all costs and expenses and to receive all benefits attributable to the period as of and from the Closing Date. For greater certainty, Ledcor acknowledges it has prepaid amounts relating to obligations which Newco will covenant to perform under the terms of the Assignment and Assumption Agreements. In finalizing adjustments between the parties, these amounts shall be pro rated to the Closing Date and shall be credited to Newco.

          (v) Except as expressly provided above, as of the Closing Date, there shall also be adjusted between Ledcor and Newco, utility rates and charges, other income from the Fiber Assets, taxes, insurance, other amounts received from purchasers, licensees and tenants, deposits and interest thereon, fuel, prepaid expenses and all other items normally adjusted between a vendor and purchaser in the sale of similar assets so that Ledcor shall pay all expenses and receive all income relative to the Fiber Assets prior to the Closing Date and Newco shall bear and pay all expenses and receive all income relative to the Fiber Assets from and including the Closing Date.

          (vi) Newco shall be responsible for payment of all taxes, rates, duties, assessments and charges levied, rated, charged or assessed in respect of the Fiber Assets that are payable in respect of all periods of time from and after the Closing Date, and Ledcor shall be responsible for payment of all taxes, rates, duties, assessments and charges levied, rated, charged or assessed in respect of the Fiber Assets that are payable in respect of all periods of time before the Closing Date.

          (vii) The parties agree that assumption of the commitment in the Build Agreements to supply 12 fiber strands between Portland and Los Angeles to fONOROLA has been reflected in the calculation of the Purchase Price and there will be no adjustment between the parties with respect to such assumed obligation.

     6. Representations and Warranties of Ledcor. Ledcor represents and warrants to, and covenants with, Newco that:

     (a) Status. Ledcor Industries Limited is a corporation duly continued, validly existing and in good corporate standing under the laws of the Province of

          Alberta with respect to all filings required under applicable legislation and Ledcor Industries Inc. is duly incorporated and in good standing under the laws of the State of Washington, U.S.A.;

     (b) Authority. Ledcor has all necessary corporate capacity and authority to carry on its business, including the construction and ownership of fiber optic cables and has full power and capacity to enter into this Purchase Agreement and carry out the terms of this Purchase Agreement;

     (c) Residency. Ledcor Industries Ltd. is not a non-resident of Canada within the meaning of Section 116 of the Canadian Income Tax Act;

     (d) Title to Purchased Assets. Ledcor has good title to the Fiber Assets free and clear of all liens, charges and encumbrances, with full right to deal with such assets without the consent of any other person other than the third party consents contemplated under Section 11, subject however, in each case, to the Permitted Encumbrances;

     (e) Licenses, Permits. Ledcor possesses all material licenses, permits, tax registration certificates and operating authorities required to carry on its business and Ledcor is not aware of any material default by it under the terms of any such licenses, permits, tax registration certificates and operating authorities;

     (f) Underlying Rights. To the best of Ledcor's knowledge, pursuant to the Build Agreements (described in Exhibit 3 attached hereto), one or more of fONOROLA Telecommunications, Limited Partnership, fONOROLA Fiber Development Inc. and Ledcor have secured or are proceeding to secure from the owners of all lands and properties through which the Purchased Strands pass sufficient easements, licenses, rights of way or similar permission (collectively "Underlying Rights") to assure peaceable occupation, quiet possession and use, subject to the terms of and compliance with the Assumed Contracts and all related primary licensing documents and laws, of the Purchased Strands and the proportionate undivided interest in the Support Structures to which the owner of the Purchased Strands is entitled, free of any material adverse claims of such owners or those claiming through them;

     (g) Litigation Etc. There are no material actions, suits, judgments, proceedings or other adverse claims against or affecting Ledcor or the Fiber Assets or the right to acquire or use them at law or at equity before any federal, provincial, state, municipal or governmental department, commission, court or agency with respect to construction, ownership or use of the Purchased Strands or in connection with any of the Assumed Contracts, except possibly the application commenced by Ledcor against the City of Vancouver under Part VII of the Telecommunications Act (Canada) relating to charges which the City of Vancouver attempted to impose;

     (h) Status of Build Agreements. On Closing there shall be no restrictions binding Ledcor which would prevent or impede the transfer of the Fiber Assets to Newco as contemplated herein or place any restriction on Newco's ability to deal with the Fiber Assets as it sees fits, other than as set out in the Assumed Contracts or Permitted Encumbrances;

     (i) Compliance with Constating Documents, Agreements and Laws. Execution of this Purchase Agreement and completion of the transactions contemplated hereby does not and will not:

          (i) conflict with, breach, or violate any of the terms, conditions or provisions of the constating documents of Ledcor;

          (ii) conflict with, breach, or violate any of the terms, conditions or provisions of any law, judgment, order or ruling of any court or governmental authority, domestic or foreign, to which Ledcor is subject or trigger default under any agreement or commitment to which Ledcor is a party or by which its assets are bound which would have a material adverse effect upon Ledcor, financial or otherwise, or its ability to perform its obligations hereunder;

          (iii) subject to Section 11 hereof, give to any person any remedy, cause of action or right of termination with respect to any of the Assumed Contracts or any other material agreement or commitment to which Ledcor is a party; or

          (iv) give to any governmental authority any right of termination or constitute a default under any material permit, license, control or authority issued to Ledcor in connection with the Fiber Assets.

     (j) GST Registrant. Ledcor Industries Ltd. is a "GST Registrant" in good standing and its GST Registration Number is 103025847.

     7. Representations and Warranties of Newco. Newco represents and warrants to, and covenants with, Ledcor that, effective as of the Share Closing:

     (a) Corporate Status. Newco is a corporation duly incorporated, validly existing and in good corporate standing under the laws of Alberta with respect to all filings required under any applicable legislation;

     (b) Authority. Newco has all necessary corporate capacity and authority to carry on its business, including ownership of the Fiber Assets and has full power and capacity to enter into and complete the transaction of purchase and sale contemplated by this Purchase Agreement;

     (c) Licenses, Permits. Newco possesses all material licenses, permits, tax registration certificates and operating authorities required to carry on its business and Newco is not aware of any material default by it under the terms of any such licenses, permits, tax registration certificates and operating authorities;

     (d) Compliance with Constating Documents, Agreements and Laws. Completion of the transactions contemplated hereby does not and will not:

          (i) conflict with, breach, or violate any of the terms, conditions or provisions of the constating documents of Newco;

          (ii) conflict with, breach, or violate any of the terms, conditions or provisions of any law, judgment, order or ruling of any court or governmental authority, domestic or foreign to which Newco is subject or trigger a default under any agreement or commitment to which Newco is a party or by which its assets are bound which would have a material adverse effect upon Newco, financial or otherwise, or its ability to perform its obligations hereunder;

          (iii) give to any person any remedy, cause of action or right of termination with respect to any material agreement or commitment to which Newco is a party; or

          (iv) give to any governmental authority, including any department, commission, board or administrative agency, any right of termination or constitute a default under any material permit, license, control or authority issued to Newco in connection with the Fiber Assets;

     (e)  GST Registrant. Newco is a "GST Registrant" in good standing;

     (f) Authorized Capital. The authorized capital of Newco consists, or will consist on Closing of an unlimited number of Newco Common Shares of which no more than one Newco Common Share issued to Ledcor shall be issued and outstanding as fully paid and non-assessable shares as of the Closing;

     (g) No Liens, etc. On Closing, there shall be no liens, charges or encumbrances charging any of the shares to be issued to Ledcor, as the case may be, on Closing; and

     (h) Options, Etc. Except as provided or referred to herein, no person has any option, warrant, right, call commitment, conversion right or other agreement capable of becoming an option, warrant, right, call commitment or conversion right for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of Newco as at the Closing Date.

     8. United States Real Property Interests. To the extent any of the assets sold hereunder to Newco are, or are deemed to be, United States real property interests (as defined in the United States Internal Revenue Code) sold by a non-resident of the United States (within the meaning of the United States Internal Revenue Code), Ledcor hereby agrees to indemnify and hold Newco harmless with respect to all tax obligations and liabilities, penalties, costs and interest in connection therewith.

     9. Insurance. Ledcor shall cause the tangible Fiber Assets to be adequately insured up to Closing and Newco shall be responsible for insuring such assets following Closing.

     10. Closing Deliveries. On closing the parties shall execute, deliver and exchange such certificates, agreements, assignments, bills of sale and other items required to complete the transactions contemplated herein, in form and substance satisfactory to both parties, acting reasonably, including, without limitation the following:

     (a) documents duly executed and delivered by Ledcor:

          (i)  Bill(s) of Sale respecting the Purchased Strands;

          (ii) Certified copy of a resolution of the board of directors of Ledcor approving the sale of the Fiber Assets on the terms set out herein and confirming that sale of the Fiber Assets does not constitute a sale of all or substantially all of the assets of Ledcor;

          (iii) a certificate duly executed by Ledcor to the effect that each of the representations and warranties of Ledcor set forth in paragraph 6 are true and correct at Closing with the same force and effect as if it were made at Closing;

          (iv) subject to Section 11 hereof, consents of any third parties required to complete the sale transactions contemplated herein, including the release of any lien, charge or encumbrance holders who are not holders of Permitted Encumbrances; and

          (v)  the Assignment and Assumption Agreement(s);

     (b)  documents duly executed and delivered by Newco:

          (i) certified copies of the (A) the certificate of incorporation, articles and by-laws of Newco, (B) the resolutions of the directors approving completion of the transactions contemplated hereunder including the issuance of the Newco Common Shares, as contemplated herein, and (C) all other documents evidencing necessary corporate action of Newco;

          (ii) a certificate duly executed by Newco to the effect that each of the representations and warranties of Newco set forth in paragraph 7 are true and correct as of Closing with the same force and effect as if it were made at and as of Closing;

          (iii) share certificates representing the Newco Shares to be issued to Ledcor in satisfaction of the Purchase Price; and

          (iv) the Assignment and Assumption Agreement(s) duly executed by Newco.

     11. Third Party Consents. To the extent the assignment of any contract, agreement, commitment, license, permission or permit to be assigned to Newco pursuant to this Agreement shall require the consent of any other party, this Agreement shall not constitute a contract to assign same if an attempted assignment would constitute a breach thereof. Ledcor shall use its reasonable best efforts to procure consent to such assignments. If any such consent is not obtained, Newco shall cooperate with Ledcor in any reasonable arrangement designed to provide Newco the benefit of any such contract, agreement, commitment, license, permission or permit. Nothing contained herein shall be construed to negate or diminish as between Newco and Ledcor, Ledcor's covenants and obligations to transfer and deliver to Newco the Fiber Assets as provided in this Agreement.

     12. Tax Election. The parties hereto agree that the transfer of the Fiber Assets to Newco shall be accomplished, to the extent possible, on a tax-free rollover basis. Ledcor and Newco agree that they will jointly elect, pursuant to Subsection 85(1) of the

Income Tax Act (Canada) (the "Act") in the prescribed form and within the time limited thereby, specifying the elected proceeds of disposition for tax purposes for that portion of the Fiber Assets in Canada to be equal to Ledcor Industries Limited's adjusted cost base and, for U.S. tax purposes, that the elected amount for that portion of the Fiber Assets located in the United States shall be equal to the fair market value of such United States assets.

     13. Miscellaneous.

     (a) Notice. The provisions respecting notice set forth in paragraph 8.1 of the Share Purchase Agreement apply with respect to any notice to be given pursuant to the provisions of this Purchase Agreement.

     (b) Representations, Warranties. The representations, warranties and covenants of the parties set forth herein shall not merge on Closing but shall survive for a period of 3 years following Closing.

     (c) Entire Agreement. The Share Purchase Agreement, together with the terms and conditions set forth in this Schedule A, including the Exhibits hereto, constitute the entire agreement between the parties and there are no other verbal statements, representations, warranties, undertakings or agreements between the parties with respect to the subject matter of the Share Purchase Agreement or the transaction of purchase and sale arising thereunder. This Purchase Agreement may not be amended or modified in any respect except by written instrument signed by both parties and any agreements contemplated hereunder are to be evidenced in writing.

     (d) Time of the Essence. Time shall be of the essence of this Purchase Agreement.

     (e) Severability and Waiver. If any provision of this Purchase Agreement is declared invalid or unenforceable by a court of competent jurisdiction this Purchase Agreement shall endure except for that part declared invalid or unenforceable by such order. A waiver of any breach or provision of this Purchase Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Purchase Agreement nor a waiver of a subsequent breach or default of any term, provision or condition set out herein.

     (f) Governing Law. This Purchase Agreement has been made and shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

     (g) Enurement. Save as specifically provided herein with respect to Newco designating affiliates who may acquire all or some of the Fiber Assets, neither party may assign their rights or obligations pursuant to this Purchase Agreement without the prior written consent of the other, not to be unreasonably withheld or delayed. This Purchase Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective administrators, successors and permitted assigns.

     (h) Further Assurances. From time to time both prior to and subsequent to the Closing Date the parties shall execute and deliver shall additional conveyances, transfers and other assurances as may be reasonably required to carry out the intent and effect of this Purchase Agreement and to transfer the Fiber Assets to Newco.

     (i) Exhibits. The Exhibits listed below attached to this Schedule A shall form part of this Purchase Agreement.

          Exhibit 1    -    Description of Purchased Strands
          Exhibit 2    -    List of Assumed Contracts
          Exhibit 3    -    Description of Build Agreements
          Exhibit 4    -    Rights and Restrictions Attaching to
                            Newco Common Shares
          Exhibit 5    -    Description of Permitted Encumbrances

                                    Exhibit 1


                                                         Installed  Installed
                                               Ledcor    Additional Additional   No. of   Contiguous 6 Remaining     Total
                                              Original    Strands    Conduit   Route Km's  Fiber Km's  Fiber Km's  Conduit Km's
                                            "B" Strands
                                                                                                                   <C
SOUTH-CANADA
Vancouver-Victoria-Seattle (Marine)               6           C        C         258        1,548         C          C
Vancouver-Victoria-Seattle (Terrestrial)          6           C                   72          432         C          C
         301 Industrial Oak Street Bridge                    48                   11            C       528          C
         Oak Street Bridge to Point Roberts                            2          29            C         C         58
         Saanich                                                       2           9                      C         18
         Victoria                                                      1           6                      C          6
         Esquimalt                                                     2           2                      C          4
         Port of Seattle                                               2           0                      C          0
         City of Seattle(1)                                            3           1                      C          3
Vancouver-Calgary                                 8           C                1,032        6,192     2,064          C
         Cambie St. to 301 Industrial             8          42                    3           18       132
Calgary-Emerson                                   6           C                1,443        8,658         C          C
SOUTH-USA                                                                                       C         C          C
Emerson-Minneapolis East (Rand)                   6           C                  622        3,732         C          C
         New Lisbon WI to Madison WI                                   1         125                      C        125
Minneapolis East (Rand)-North Chicago             6           6                  660        3,960     3,960          C
(Roundout)
North Chicago (Roundout)-Chicago                  6          18                   44          264       792          C
(Courtland Ave)
Chicago (Courtland Ave)-Chicago (Union Ave)       6           C                   13           78         C          C
Chicago (51st and 71st Streets)                                        1           1                      C          1
Chicago (Union Ave)-Detroit (Milwaukee            6           9                  501        3,006     4,509          C
Jnctn)
Detroit (Milwaukee Jnctn)-Port Huron              6           C                   87          522         C          C
NORTH                                                                                           C         C          C
Edmonton - Toronto                                                                              C         C          C
         Edmonton (CN Tower) - Edmonton           6          54                   11           66       594          C
(Brettville)
         Edmonton (Bretville) - Thunder Bay       6           C                1,958       11,748         C          C
         Thunder Bay - Toronto (Bay Street)       6           C                1,402        8,412         C          C
OTHER ROUTES                                                                                    C         C          C
Calgary - Edmonton(2)                                         C                  307            C         C          C
                                                         ---------------------------------------------------------------------
                                                                                           48,636    12,579        215


                                    Exhibit 2

                                Assumed Contracts


     1. All Support Structure Agreements entered into by Ledcor pursuant to the Build Agreements, which the parties shall identify and list on or prior to closing.

     2. Reciprocal License/Access Agreement which the parties shall identify and list on or prior to closing.

     3. All Maintenance Agreements which the parties shall identify and list on or prior to closing.

     4. Underlying Rights Agreements providing Ledcor with occupation, access or similar rights in connection with the Purchased Strands, to be identified by the parties and listed on or prior to Closing.

                                    Exhibit 3

                         Description of Build Agreements


CANADIAN FOTS - NORTHERN ROUTE

     1. Agreement between Ledcor Industries Limited and fonorola
Telecommunications Limited Partnership dated April 3, 1997, as amended by Agreement dated February 3, 1998.

     2. Supplementary Agreement between Ledcor Industries Limited and fONOROLA Telecommunications Limited Partnership dated February 12, 1998.

CANADIAN FOTS - SOUTHERN ROUTE

     1. Agreement for Construction of the Vancouver/Seattle Build (Build No. 1) among Ledcor Industries Inc. (LII), Fonorola Fiber Development Inc. (Fonorola), Ledcor Industries Limited (LIL) and Fonorola Telecommunications, Limited Partnership (Fonorola Canada) dated February 12, 1998.

     2. Agreement for Construction of the Vancouver/Calgary Build (Build No. 2) among Ledcor Industries Limited (LIL) and Fonorola Telecommunications, Limited Partnership (Fonorola) dated February 12, 1998

     3. Agreement for Construction of the Calgary/Emerson Build (Build No. 3) among Ledcor Industries Limited (LIL) and Fonorola Telecommunications, Limited Partnership (Fonorola) dated February 12, 1998.

     4. Agreement for Construction of the Emerson/Chicago Build (Build No. 4) among Ledcor Industries Inc. (LII), Fonorola Fiber Development Inc. (Fonorola), Ledcor Industries Limited (LIL) and Fonorola Telecommunications, Limited Partnership (Fonorola Canada) dated February 12, 1998.

     5. Agreement for Construction of the Chicago/Detroit/Port Huron Build (Build No. 5) among Ledcor Industries Inc. (LII), Fonorola Fiber Development Inc. (Fonorola), Ledcor Industries Limited (LIL) and Fonorola
Telecommunications, Limited Partnership (Fonorola Canada) dated February 12,
1998.

     6. Amendment Agreement amending Agreement for Build No. 2 (Vancouver - Calgary), Build No. 3 (Calgary - Emerson), Build No. 4 (Emerson - Chicago) and Build No. 5 (Chicago - Port Huron) among Ledcor Industries Inc. (LII), Fonorola Fiber Development Inc. (Fonorola), Ledcor Industries Limited (LIL) and Fonorola Telecommunications, Limited Partnership (Fonorola Canada) dated May 2, 1998.

     All of the above together with all written and unwritten amendments and change orders thereto, which have been made available and disclosed to WFI or its subsidiaries.

                                    Exhibit 4

                Rights and Restrictions Attaching to Newco Shares


     The Newco Shares shall be common voting shares, each having one vote attached thereto. Newco shall have no other classes of shares authorized or issued. The terms of any restrictions on transfer of the Newco shares shall be consented to by the Purchaser prior to the Closing.

                                    Exhibit 5

                             Permitted Encumbrances


     1. PPSA Registrations which the parties shall identify and list on or prior to Closing.

     2. The obligations and restrictions being assumed by Newco under the Assumed Contracts pursuant to the Terms of Purchase.

     3. Minor deficiencies relating to licenses, permits, access rights, rights-of-way and authorizations which would not, in the aggregate, materially impair use and enjoyment of the Fiber Assets.

                                   Schedule B

                 Rights and Restrictions Attaching to WFI Shares


     Rights and Restrictions attaching to Class C Multiple Voting Shares described in Articles of Amendment at Worldwide Fibre Inc. filed with Industry Canada on September 9, 1999.